                                                                                EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of New World Brands, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, M. David Kamrat, Chief Executive Officer of the Company and Chairman of the Board certifies pursuant to 18 U.S.C. Section 1350, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of New World Brands, Inc. during the period presented.

Date: November 20, 2006                                    By: /s/ M.David Karmrat
                                      M. David Kamrat
                                  Chief Executive Officer and Chairman of the Board